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                                   EXHIBIT 21

                       LIST OF SUBSIDIARIES OF REGISTRANT

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                                   EXHIBIT 21

                       LIST OF SUBSIDIARIES OF REGISTRANT


 NAME                                         STATE OF INCORPORATION

 Lincoln State Bank                           Wisconsin
 Lincoln Community Bank                       Wisconsin
 Franklin State Bank                          Wisconsin
 M&M Services, Inc.                           Wisconsin
 Grafton State Bank                           Wisconsin
 Lincoln Neighborhood                         Wisconsin
    Redevelopment Corporation
 M&M Lincoln Investment Corp.                 Nevada
 Lincoln Investment Management Corp.          Nevada
 Merchants Merger Corp.                       Wisconsin
 GSB Investments, Inc.                        Nevada